Exhibit 99.1

UNAUDITED PRO FORMA
CONSOLIDATED HISTORICAL INFORMATION

TWC Separation.  On May 20, 2008, Time Warner Inc. (“Time Warner” or the “Company”), Time Warner Cable Inc. (“TWC”) and certain of their subsidiaries entered into a separation agreement (the “Separation Agreement”) for the purpose of achieving the legal and structural separation of TWC from Time Warner (the “Separation”).  Pursuant to the Separation Agreement and related documents, (a) Time Warner completed certain internal restructuring transactions, (b) on March 12, 2009, TWC paid a special cash dividend of $10.27 per share of TWC Class A Common Stock and TWC Class B Common Stock (aggregating $10.855 billion) (the “Special Dividend”) that was distributed pro rata to all holders of TWC Class A Common Stock and TWC Class B Common Stock as of the close of business on March 11, 2009, resulting in the receipt by Time Warner of approximately $9.25 billion and (c) subsequent to its receipt of its portion of the Special Dividend, at 8:00 p.m. on March 12, 2009 (the “Distribution Record Date”), Time Warner disposed of all its shares of TWC common stock by transferring them to an account in the name of Computershare Inc., as distribution agent for the benefit of its stockholders of record on the Distribution Record Date (the “Eligible Holders”).  Computershare will hold such shares for the benefit of the Eligible Holders from the Distribution Record Date until March 27, 2009, at which time all of the shares of TWC common stock previously held by Time Warner will be distributed to the Eligible Holders as a pro rata dividend in a spin-off (the “Distribution”).  After the Distribution Record Date, Time Warner does not beneficially own any shares of TWC common stock and, following such date, will not consolidate TWC’s financial results for the purpose of its own financial reporting.  The historical financial results of TWC will be reflected in the Company’s consolidated financial statements as discontinued operations.

After completing the Separation, the Company will effect a reverse stock split at 7:00 p.m. on March 27, 2009 by proportionately reducing the number of shares of Time Warner Common Stock issued and outstanding or held in treasury based on a reverse stock split ratio of 1-for-3.

Pro Forma Information.  The accompanying unaudited pro forma consolidated balance sheet of Time Warner as of December 31, 2008 is presented as if the Separation had occurred on December 31, 2008.  The accompanying unaudited pro forma consolidated statements of operations of Time Warner for the years ended December 31, 2008, 2007 and 2006 are presented as if the Separation had occurred on January 1, 2006.  The unaudited pro forma consolidated financial information is presented based on information available, is intended for informational purposes only, is not necessarily indicative of and does not purport to represent what Time Warner’s future financial condition or operating results will be after giving effect to the Separation and does not reflect actions that may be undertaken by management after the Separation.  Additionally, this information does not reflect certain financial and operating benefits Time Warner expects to realize as a result of the Separation including any income related to the receipt by Time Warner of its portion of the Special Dividend.

In December 2008, Time Warner (as lender) and TWC (as borrower) entered into a credit agreement for a two-year $1.535 billion senior unsecured supplemental term loan facility (the “Supplemental Credit Agreement”) under which TWC may borrow only to repay amounts outstanding at the final maturity of TWC’s 2008 term loan bridge facility, if any.  The accompanying unaudited pro forma information does not reflect any effect of the Supplemental Credit Agreement.

In connection with the Separation, and as provided for in the Company’s equity plans, the number of stock options, restricted stock units (“RSUs”) and target performance stock units (“PSUs”) outstanding at the separation date and the exercise prices of such stock options will be adjusted to maintain the fair value of these awards.  The changes in the number of equity awards and the exercise prices will be determined by comparing the fair value of such awards immediately prior to the Separation to the fair value of such awards immediately after the Separation.  The modifications to the outstanding equity awards will be made pursuant to existing antidilution provisions in the Company’s equity plans and such modifications will not result in any additional compensation expense.  In addition, all such awards will be further adjusted for the effect of the Company’s 1-for-3 reverse stock split.

Time Warner’s independent registered public accounting firm has not examined, reviewed, compiled or applied agreed upon procedures to the unaudited pro forma consolidated historical financial information presented herein and, accordingly, assumes no responsibility for it.

 The accompanying unaudited pro forma financial statements do not give effect to the Company’s adoption of Financial Accounting Standards Board Statement No. 160, Noncontrolling Interests in Consolidated Financial Statements, and FASB Staff Position Emerging Issues Task Force Issue No. 03-6-1, Determining Whether Instruments Granted in Share-Based Payment Transactions Are Participating Securities, on January 1, 2009.

The following is a brief description of the amounts recorded under each of the column headings in the unaudited pro forma consolidated balance sheet and the unaudited pro forma consolidated statements of operations:

UNAUDITED PRO FORMA
CONSOLIDATED HISTORICAL INFORMATION

Historical Time Warner

       This column reflects Time Warner’s historical audited financial position as of December 31, 2008 and historical audited operating results for the years ended December 31, 2008, 2007 and 2006, prior to any adjustment for the Separation and the other adjustments described below.

TWC Separation

This column reflects TWC’s historical financial position as of December 31, 2008 and historical operating results for the years ended December 31, 2008, 2007 and 2006, at the amounts that have been reflected in Time Warner’s consolidated financial statements for such periods.

Other Adjustments

This column represents pro forma adjustments related primarily to the receipt of the Company’s share of the Special Dividend and the Company’s reverse stock split.  These adjustments are summarized below, and are more fully described in the notes to the unaudited pro forma consolidated financial information:

●
Adjustments for transactions between Time Warner and TWC that were previously eliminated in consolidation or that arise as a direct result of the Separation but will be included in the Company’s consolidated financial position and results of operations (similar to third-party transactions) upon the completion of the Separation.  For example, this column includes adjustments relating to revenue recognized by Home Box Office, Inc. and Turner Broadcasting System, Inc. for services rendered to TWC, as well as the associated expenses incurred by TWC, which were eliminated in the historical consolidated financial statements of Time Warner.

●
Adjustments to reflect the reduction in the number of issued and outstanding shares of Time Warner Common Stock based on a reverse stock split ratio of 1-for-3 and to reflect the increase in the number of stock options, RSUs and target PSUs outstanding that have a dilutive effect at the Distribution Record Date to maintain the fair value of these awards.

The unaudited pro forma consolidated financial information set forth below should be read in conjunction with the notes to the unaudited pro forma consolidated financial information and “Management’s Discussion and Analysis of Results of Operations and Financial Condition” and the Company’s consolidated financial statements and notes thereto included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008.

TIME WARNER INC.
PRO FORMA CONSOLIDATED BALANCE SHEET
December 31, 2008
(Unaudited)
(millions)

	Historical Time Warner	TWC Separation	Other Adjustments		Pro Forma Time Warner

ASSETS
Current assets
Cash and equivalents	$6,682	$5,449	$9,250	(a)	$10,483
Receivables, less allowances	6,195	692	187	(b)	5,690
Inventories	1,989	–	–		1,989
Prepaid expenses and other current assets	976	204	–		772
Deferred income taxes	760	136	–		624
Total current assets	16,602	6,481	9,437		19,558
Noncurrent inventories and film costs	5,192	–	–		5,192
Investments, including available-for-sale securities	1,930	895	–		1,035
Property, plant and equipment, net	18,433	13,537	–		4,896
Intangible assets subject to amortization, net	4,057	493	–		3,564
Intangible assets not subject to amortization	31,822	24,094	–		7,728
Goodwill	34,530	2,101	–		32,429
Other assets	1,330	110	–		1,220
Total assets	$113,896	$47,711	$9,437		$75,622

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Accounts payable	$1,341	$545	$4	(b)	$800
Participations payable	2,522	–	–		2,522
Royalties and programming costs payable	1,265	579	–		686
Deferred revenue	1,169	156	–		1,013
Debt due within one year	2,067	–	–		2,067
Other current liabilities	5,610	1,428	157	(b)	4,339
Current liabilities of discontinued operations	2	–	–		2
Total current liabilities	13,976	2,708	161		11,429
Long-term debt	37,616	17,727	–		19,889
Mandatorily redeemable preferred membership units issued by a subsidiary	300	300	–		–
Deferred income taxes	8,756	7,782	–		974
Deferred revenue	283	17	–		266
Other liabilities	7,258	494	–		6,764
Minority interests	3,419	2,750	–		669

Shareholders’ Equity
Time Warner common stock	49	–	(33)	(c)	16
Paid-in-capital	169,531	16,400	9,309	(a),(b),(c)	162,440
Treasury stock, at cost	(25,836)	–	–		(25,836)
Accumulated other comprehensive income (loss), net	(1,676)	(467)	–		(1,209)
Accumulated deficit	(99,780)	–	–		(99,780)
Total shareholders’ equity	42,288	15,933	9,276		35,631
Total liabilities and shareholders’ equity	$113,896	$47,711	$9,437		$75,622

See accompanying notes to pro forma consolidated financial information.

TIME WARNER INC.
PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
For the Year Ended December 31, 2008
(Unaudited)
(millions, except per share amounts)

	Historical Time Warner	TWC Separation	Other Adjustments		Pro Forma Time Warner
Revenues:
Subscription	$25,786	$16,302	$842	(a)	$10,326
Advertising	8,742	898	8	(a)	7,852
Content	11,432	–	3	(a)	11,435
Other	1,024	–	–		1,024
Total revenues	46,984	17,200	853		30,637
Costs of revenues	(27,289)	(10,971)	(845)	(a)	(17,163)
Selling, general and administrative	(10,163)	(2,854)	(8)	(a)	(7,317)
Amortization of intangible assets	(784)	(262)	–		(522)
Amounts related to securities litigation and government investigations	(21)	–	–		(21)
Merger-related, restructuring and shutdown costs	(359)	(15)	–		(344)
Asset impairments and gain (loss) on disposal of assets, net	(24,325)	(14,880)	–		(9,445)
Operating income (loss)	(15,957)	(11,782)	–		(4,175)
Interest expense, net	(2,250)	(923)	–		(1,327)
Other income (loss), net	(416)	(367)	–		(49)
Minority interest income (expense), net	1,974	1,925	–		49
Income (loss) from continuing operations before income taxes	(16,649)	(11,147)	–		(5,502)
Income tax benefit (provision)	3,247	4,191	–		(944)
Net income (loss) from continuing operations	$(13,402)	$(6,956)	$–		$(6,446)

Basic income (loss) per common share from continuing operations	$(3.74)				$(5.40)

Average basic common shares outstanding	3,582.6		(2,388.4)	(b)	1,194.2

Diluted income (loss) per common share from continuing operations	$(3.74)				$(5.40)

Average diluted common shares outstanding	3,582.6		(2,388.4)	(b)	1,194.2

See accompanying notes to pro forma consolidated financial information.

TIME WARNER INC.
PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
For the Year Ended December 31, 2007
(Unaudited)
(millions, except per share amounts)

	Historical Time Warner	TWC Separation	Other Adjustments		Pro Forma Time Warner
Revenues:
Subscription	$24,904	$15,088	$810	(a)	$10,626
Advertising	8,799	867	11	(a)	7,943
Content	11,708	-	1	(a)	11,709
Other	1,071	-	5	(a)	1,076
Total revenues	46,482	15,955	827		31,354
Costs of revenues	(27,426)	(10,246)	(819)	(a)	(17,999)
Selling, general and administrative	(9,653)	(2,648)	(8)	(a)	(7,013)
Amortization of intangible assets	(674)	(272)	-		(402)
Amounts related to securities litigation and government investigations	(171)	-	-		(171)
Merger-related, restructuring and shutdown costs	(262)	(23)	-		(239)
Asset impairments and gain (loss) on disposal of assets, net	653	-	-		653
Operating income	8,949	2,766	-		6,183
Interest expense, net	(2,299)	(894)	-		(1,405)
Other income (loss), net	145	156	-		(11)
Minority interest income (expense), net	(408)	(302)	-		(106)
Income from continuing operations before income taxes	6,387	1,726	-		4,661
Income tax benefit (provision)	(2,336)	(719)	-		(1,617)
Net income from continuing operations	$4,051	$1,007	$-		$3,044

Basic income per common share from continuing operations	$1.09				$2.46

Average basic common shares outstanding	3,718.9		(2,479.3)	(b)	1,239.6

Diluted income per common share from continuing operations	$1.08				$2.42

Average diluted common shares outstanding	3,762.3		(2,503.4)	(b)	1,258.9

See accompanying notes to pro forma consolidated financial information.

TIME WARNER INC.
PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
For the Year Ended December 31, 2006
(Unaudited)
(millions, except per share amounts)

	Historical Time Warner	TWC Separation	Other Adjustments		Pro Forma Time Warner
Revenues:
Subscription	$23,651	$11,103	$681	(a)	$13,229
Advertising	8,283	664	11	(a)	7,630
Content	10,670	-	1	(a)	10,671
Other	1,086	-	9	(a)	1,095
Total revenues	43,690	11,767	702		32,625
Costs of revenues	(24,876)	(7,239)	(694)	(a)	(18,331)
Selling, general and administrative	(10,397)	(2,126)	(8)	(a)	(8,279)
Amortization of intangible assets	(587)	(167)	-		(420)
Amounts related to securities litigation and government investigations	(705)	-	-		(705)
Merger-related, restructuring and shutdown costs	(400)	(56)	-		(344)
Asset impairments and gain (loss) on disposal of assets, net	578	-	-		578
Operating income	7,303	2,179	-		5,124
Interest expense, net	(1,674)	(646)	-		(1,028)
Other income (loss), net	1,127	131	-		996
Minority interest income (expense), net	(375)	(287)	-		(88)
Income from continuing operations before income taxes	6,381	1,377	-		5,004
Income tax benefit (provision)	(1,308)	(388)	-		(920)
Net income (loss) from continuing operations	$5,073	$989	$-		$4,084

Basic income per common share from continuing operations	$1.21				$2.93

Average basic common shares outstanding	4,182.5		(2,788.3)	(b)	1,394.2

Diluted income per common share from continuing operations	$1.20				$2.89

Average diluted common shares outstanding	4,224.8		(2,811.8)	(b)	1,413.0

See accompanying notes to pro forma consolidated financial information.

Notes to Unaudited Pro Forma Consolidated Financial Information

Note 1: Unaudited Pro Forma Adjustments to Consolidated Balance Sheet as of December 31, 2008

The pro forma adjustments to Time Warner’s consolidated balance sheet as of December 31, 2008 relate to (1) the elimination of the assets, liabilities and equity of TWC and (2) other adjustments as follows:

(a)
Receipt by Time Warner of its pro rata portion of the Special Dividend.  The accompanying pro forma consolidated statements of operations do not reflect any increase in interest income that would result from an investment of the $9.25 billion received or any reduction of interest expense that would occur upon the use of the proceeds to reduce a portion of Time Warner’s outstanding indebtedness;

(b)
Adjustments for transactions between Time Warner and TWC that were eliminated in consolidation in the preparation of Time Warner’s historical consolidated financial statements or that arise as a direct result of the Separation, but that are reflected as assets and liabilities in the “Pro Forma Time Warner” continuing operations presentation (similar to third-party transactions) upon the completion of the Separation; and

(c)	The adjustment to reflect the reduction in the number of issued and outstanding shares of Time Warner Common Stock based on a reverse stock split ratio of 1-for-3.

Note 2: Unaudited Pro Forma Adjustments to Consolidated Statements of Operations — Years Ended December 31, 2008, 2007 and 2006

The pro forma adjustments to Time Warner’s consolidated statements of operations for the years ended December 31, 2008, 2007 and 2006 relate to (1) the elimination of the results of operations of TWC and (2) other adjustments as follows:

(a)
An adjustment to revenues, costs of revenues and selling, general and administrative expense related to transactions between Time Warner and TWC that were eliminated in consolidation in the preparation of Time Warner’s historical consolidated financial statements, but that are reflected as revenues, costs of revenues and selling, general and administrative expense in the “Pro Forma Time Warner” continuing operations presentation (similar to third-party transactions) upon the completion of the Separation; and

(b)
The adjustments to reflect the reduction in the number of issued and outstanding shares of Time Warner Common Stock based on the Company’s reverse stock split ratio of 1-for-3 and to reflect the increase in the number of stock options, RSUs and target PSUs outstanding that have a dilutive effect at the Distribution Record Date to maintain the fair value of these awards.